                                                                   Exhibit 21.01

                                  SUBSIDIARIES

           List of Registrant's Subsidiaries as of December 31, 2000

    Name of Company           Jurisdiction                      Ownership
    ---------------       -------------------- -------------------------------------------
Arca Systems, Inc. .....  Delaware             100% -- Exodus Communications, Inc.
American Information
 Systems, Inc. .........  Illinois             100% -- Exodus Communications, Inc.
Cohesive Technology
 Solutions, Inc. .......  Delaware             100% -- Exodus Communications, Inc.
Cohesive Network
 Systems, Inc. .........  Illinois             100% -- Cohesive Technology Solutions, Inc.
Cohesive Network
 Systems, Inc. .........  Louisiana            100% -- Cohesive Technology Solutions, Inc.
Cohesive Network
 Systems, Inc. (CA1)....  California           100% -- Cohesive Technology Solutions, Inc.
Cohesive Network
 Systems, Inc. (CA2)....  California           100% -- Cohesive Technology Solutions, Inc.
Cohesive Network
 Systems, Inc. (CA3)....  California           100% -- Cohesive Technology Solutions, Inc.
Cohesive Network
 Systems, Inc. (CA4)....  California           100% -- Cohesive Technology Solutions, Inc.
KeyLabs, Inc. ..........  Utah                 100% -- Exodus Communications, Inc.
Service Metrics, Inc. ..  Delaware             100% -- Exodus Communications, Inc.
Exodus Communications
 Australia Pty Limited..  Australia            100% -- Exodus Communications, Inc.
Exodus Communications
 (Bermuda) Limited......  Bermuda              100% -- Exodus Communications, Inc.
Exodus Communications
 B.V. ..................  Netherlands          100% -- Exodus Communications, Inc.
Exodus Communications
 GmbH...................  Germany              100% -- Exodus Internet Limited
Exodus Communications
 KK.....................  Japan (Minato-Ku)    100% -- Exodus Communications, Inc.
Exodus Communications
 KK.....................  Japan (Shinjuku-Ku)   85% -- Exodus Communications, Inc.
Exodus Communications
 SARL...................  France               100% -- Exodus Internet Limited
Exodus Communications
 (Singapore) Pte Ltd....  Singapore            100% -- Exodus Communications, Inc.
Exodus Internet (Canada)
 Inc. ..................  Canada               100% -- Exodus Communications, Inc.
Exodus Internet (Canada)
 Holding Corporation....  Canada (Nova Scotia) 100% -- Exodus Communications B.V.
Exodus Internet
 (Ireland) Limited......  Ireland              100% -- Exodus Communications, Inc.
Exodus Internet
 Limited................  UK                   100% -- Exodus Communications, Inc.
Grenville Consulting
 (UK) Limited...........  UK                   100% -- Exodus Internet Limited